Exhibit 15.1

September 27, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated April 25, 2019 and July 25, 2019 on our reviews of interim financial information of Raytheon Company (the “Company”), which appear in this Current Report on Form 8-K,  are incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-228649, 333-225839, 333-207193, 333-197704, 333-183123, 333-177517, 333-175781, 333-150643, 333-125293, 333-110020, 333-100724, 333-100723, 333-100718 and 033-51385) of United Technologies Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 27, 2019